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                                                                    EXHIBIT 99.4



                                  June 1, 2005


Nutra Pharma Corp.
1829 Corporate Drive
Boynton, Florida  33426

Attn: Rik J. Deitsch

Dear Sirs:

         In connection with our engagement to advise and assist you with the matters set forth in the engagement letter of even date herewith, you and we are entering into this letter agreement. It is understood and agreed that in the event that Doherty & Company LLC ("Doherty") or any of our members, employees, agents, affiliates or controlling persons, if any (each of the foregoing, including Doherty, being an "Indemnified Person") become involved in any capacity in any action, claim, proceeding or investigation brought or threatened by or against any person, including your stockholders, related to, arising out of or in connection with our engagement, you will promptly reimburse each such Indemnified Person for its legal and other expenses (including the cost of any investigation and preparation) as and when they are incurred in connection therewith. You will indemnify and hold harmless each Indemnified Person from and against any losses, claims, damages, liabilities or expense to which any Indemnified Person may become subject under any applicable federal or state law, or otherwise, related to, arising out of or in connection with our engagement, whether or not any pending or threatened action, claim, proceeding or investigation giving rise to such losses, claims, damages, liabilities or expense is initiated or brought by or on your behalf and whether or not in connection with any action, proceeding or investigation in which you or such Indemnified Persons are a party, except to the extent that any such loss, claim, damage, liability or expense is found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted primarily from such Indemnified Person's bad faith or gross negligence. You also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your security holders or creditors related to, arising out of or in connection with our engagement except to the extent that any loss, claim, damage or liability is found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted primarily from such Indemnified Person's bad faith or gross negligence. If multiple claims are brought


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against us in an arbitration related to, arising out of or in connection with our engagement, with respect to at least one of which such claims indemnification is permitted under applicable law, you agree that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for hereunder, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

         If for any reason the foregoing indemnification is held unenforceable, then you shall contribute to the loss, claim, damage, liability or expense for which such indemnification is held unenforceable in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by you and your stockholders on the one hand and the party entitled to contribution on the other hand in the matters contemplated by our engagement as well as the relative fault of yourselves and such party with respect to such loss, claim, damage, liability or expense and any other relevant equitable considerations. You agree that for the purposes hereof the relative benefits received, or sought to be received, by you and your stockholders and ourselves shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received by you or your stockholders, as the case may be, pursuant to the transaction (whether or not consummated) for which we have been engaged to perform investment banking services bears to (ii) the fees paid or proposed to be paid to us in connection with such engagement; provided, however, that, to the extent permitted by applicable law, in no event shall we or any other Indemnified Person be required to contribute an aggregate amount in excess of the aggregate fees actually paid to us for such investment banking services. Your reimbursement, indemnity and contribution obligations under this letter shall be in addition to any liability which you may otherwise have, shall not be limited by any rights we or any other Indemnified Person may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of yourselves, ourselves, and any other Indemnified Persons.

         You agree that, without our prior written consent (which will not be unreasonably withheld), you will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding or investigation in respect of which indemnification or contribution could be sought hereunder (whether or not we or any other Indemnified Persons are an actual or potential party to such claim, action or proceeding or investigation), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding or investigation. No waiver, amendment or other modification of this agreement shall be effective unless in writing and signed by each party to be bound thereby. This agreement and any claim related directly or indirectly to this agreement (including any claim concerning advice provided pursuant to this agreement) shall be governed and construed in accordance with the laws of the State of California (without giving regard to the conflicts of law provisions thereof). No such claim shall be commenced, prosecuted or continued in any forum other than the courts of the State of California located in the City and County of Los Angeles or in the United States District Court for the Central District of California, and each of us hereby submits



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to the jurisdiction of such courts. You hereby waive on behalf of yourself and your successors and assigns any and all right to argue that the choice of forum provision is or has become unreasonable in any legal proceeding. We and you (on your own behalf and, to the extent permitted by applicable law, on behalf of your stockholders and creditors) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of or in connection with our engagement. This agreement shall remain in effect indefinitely, notwithstanding any termination or expiration of our engagement.



                                                Very truly yours,

                                                DOHERTY & COMPANY LLC


                                                By /s/ Michael Doherty
                                                   -----------------------------
                                                   Michael Doherty



AGREED TO AND ACCEPTED
as of the date
first above written:

NUTRA PHARMA CORP.


By /s/ Rik J Deitsch
   ------------------------
   Rik J Deitsch



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